As filed with the Securities and Exchange Commission on July 16, 2002
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                              Elizabeth Arden, Inc.
             (Exact name of registrant as specified in its charter)

           Florida                                           59-0914138
(State or other jurisdiction of                          (I.R.S. employer
 incorporation or organization)                       identification number)

                             14100 N.W. 60th Avenue
                           Miami Lakes, Florida 33014
                                 (305) 818-8000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------

                              Oscar E. Marina, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                             14100 N.W. 60th Avenue
                           Miami Lakes, Florida 33014
                                 (305) 818-8114

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:
                                Rod Miller, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. |_| _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| __________

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
========================================== ============================================== =====================================
                                                         Proposed Maximum
         Title of Each Class of                              Aggregate                                 Amount of
       Securities to be Registered                     Offering Price (1)(2)                      Registration Fee (2)
------------------------------------------ ---------------------------------------------- -------------------------------------
Common Stock, par value $0.01                              $125,000,000                                 $11,500
========================================== ============================================== =====================================

(1) An indeterminate number of shares of common stock is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $125,000,000. Certain selling shareholders may sell up to 1,388,889 shares of common stock under this registration statement in connection with an underwritten offering.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the

Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY __, 2002

PROSPECTUS

                                  $125,000,000

                              ELIZABETH ARDEN, INC.




                                  Common Stock

                 -----------------------------------------------

         We may offer the common stock described in this prospectus at prices and on terms to be determined at or prior to the time of sale. In addition, if we undertake an underwritten offering of shares of our common stock, certain selling shareholders listed in this prospectus and identified in supplements to this prospectus may offer and sell shares of common stock under this prospectus in connection with that offering. We will not receive any of the proceeds from any sale of shares by the selling shareholders.

         This prospectus describes the general manner in which our common stock may be offered using this prospectus. We will provide specific information about any offerings of our common stock in supplements to this prospectus. We encourage you to read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

         Our common stock is traded on The Nasdaq Stock Market under the symbol "RDEN."

         Investing in our common stock involves certain risks. See "Risk Factors" on page 2 of this prospectus for information on where you can find a discussion of risks applicable to us and an investment in our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.











                        The date of this prospectus is .

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may from time to time sell the common stock described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $125,000,000. In addition, various selling shareholders referred to in this prospectus and identified in supplements to this prospectus may sell up to 1,388,889 shares of our common stock under this prospectus. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the common stock will be offered. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in that prospectus supplement. We encourage you to read this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and our common stock offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

         When acquiring any common stock discussed in this prospectus, you should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

         Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Elizabeth Arden," "we," "us," "our," or similar references mean Elizabeth Arden, Inc. together with its subsidiaries.

                              ELIZABETH ARDEN, INC.

         We are a leading global marketer and manufacturer of prestige beauty products. We have a significant international presence, reaching more than 90 countries worldwide. Our portfolio of leading fragrance brands includes Elizabeth Arden's Red Door, 5th Avenue, green tea and Sunflowers, Elizabeth Taylor's White Diamonds and Passion, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, PS Fine Cologne for Men, Design and Wings by Giorgio Beverly Hills. Our skin care brands include Elizabeth Arden's Visible Difference, Ceramides and Millenium. Our cosmetics products include lipstick, foundation and other color cosmetics products under the Elizabeth Arden brand name. In addition to the brands we own and license, we also distribute more than 125 additional prestige fragrance brands to many retailers in the United States, providing us with a broad portfolio of brands. Internationally we also distribute select fragrances in addition to our owned and licensed brands.

         We sell our prestige beauty products in more than 40,000 separate retail locations in the United States and internationally, including mass retailers such as Wal-Mart, Target, Walgreens and CVS, mid-tier retailers such as JCPenney, Sears and Kohl's, prestige department stores such as Dillard's, The May Company, Federated Department Stores, Belk's and Nordstrom and international retailers such as Boots, Debenhams and Sephora. In the United States, we currently sell our skin care and cosmetic products primarily in prestige department stores and our fragrances in prestige department stores, mid-tier retailers and mass retailers. We also sell our Elizabeth Arden brands of fragrances, skin care and cosmetics products in over 90 countries worldwide through perfumeries, boutiques and department stores and through travel retail outlets such as duty free shops and airport boutiques.

         Additional information regarding us, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See "Where You Can Find More Information" below and "Incorporation of Documents by Reference" below.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "projections" and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the key factors described under the caption "Risk Factors" and elsewhere in any accompanying prospectus supplement.

         We caution that the factors described in this prospectus and in any accompanying prospectus supplement could cause actual results to differ materially from those expressed in any of our forward-looking statements and that investors should not place undue reliance on those statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained or incorporated by reference in this prospectus to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                  RISK FACTORS

         The prospectus supplement applicable to the common stock we offer will contain a discussion of risks applicable to an investment in us and our common stock that we are offering under that prospectus supplement. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

                                 USE OF PROCEEDS

         Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes, which may include, among other things, the repayment or redemption of existing indebtedness. We will not receive any proceeds from the sale of shares of common stock by any selling shareholders.

                           DESCRIPTION OF COMMON STOCK

         This prospectus contains a summary of the common stock that we may offer. This summary is not meant to be a complete description of the common stock. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for the common stock. The following summary description of our common stock is based on the provisions of our amended and restated articles of incorporation and amended and restated bylaws and the applicable provisions of the Florida Business Corporation Act. This information is qualified entirely by reference to the provisions of our articles of incorporation, our bylaws and the Florida Business Corporation Act. For information on how to obtain copies of our articles of incorporation and bylaws, see "Where You Can Find More Information."

Authorized Capital

         As of June 10, 2002, our amended and restated articles of incorporation provide that we have authority to issue the following capital stock:

         o 50,000,000 shares of common stock, $.01 par value, of which 18,757,444 shares are issued and outstanding;

         o 1,000,000 shares of Series D convertible preferred stock, $.01 par value, of which 416,667 shares are issued and outstanding; and

         o 3,428,571 shares of serial preferred stock, $.01 par value, none of which are outstanding.

Common Stock

         Subject to the rights of the holders of any preferred stock that may be outstanding, holders of our common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available to pay dividends, and, in the event of liquidation, dissolution or winding up of our affairs, to share in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Each holder of common stock is entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of shareholders. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to our common stock. Thus, the holders of a majority of our outstanding common stock will be able to elect all members of our board of directors and to take other actions requiring a vote of our common stock. Our common stock is traded on The Nasdaq Stock Market under the symbol "RDEN."

         Our revolving credit facility prohibits our payment of cash dividends on our common stock and the indentures relating to our outstanding senior notes condition the payment of cash dividends on our common stock on the satisfaction of certain financial and other covenants.

Anti-Takeover Effects of Florida Legislation

         We are subject to several anti-takeover provisions that apply to a public corporation organized under Florida law. Florida statutory law prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

         Florida statutory law also prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" unless:

         o the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

         o the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years; or

         o the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder.

         An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation's outstanding voting shares. These statutory provisions may prevent takeover attempts that might result in a premium over the market price for our common stock.

                              SELLING SHAREHOLDERS

         The following table sets forth the number of shares beneficially owned by each of the selling shareholders listed below as of June 10, 2002. None of the selling shareholders has committed to sell any shares under this prospectus. Any material relationship between a selling shareholder that is offering and selling shares and us within the past three years will be described in a supplement to this prospectus or a document incorporated herein by reference. No estimate can be given as to the amount of our common stock that will be beneficially owned by any selling shareholders after completion of this offering because the selling shareholders may offer all, some or none of the shares of our common stock beneficially owned by them. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below. The number of shares to be offered by the selling shareholders will be disclosed in a supplement to this prospectus.

         Conopco, Inc. is a subsidiary of Unilever, N.V. When we acquired the Elizabeth Arden Business from Unilever in January 2001, we issued the Series D convertible preferred stock to Conopco as part of the purchase price. The number of shares set forth below represents the vested portion of our Series D convertible preferred stock held by Conopco.

NAME OF SELLING SHAREHOLDERS                               NUMBER OF SHARES        PERCENT OF OUTSTANDING
                                                          BENEFICIALLY OWNED               SHARES
-----------------------------------------------------------------------------------------------------------------------
Conopco, Inc.
390 Park Avenue
New York, NY   10022                                           1,388,889                    7.4%



                              PLAN OF DISTRIBUTION

         The securities may be sold from time to time in one or more transactions,

         o        directly to purchasers,

         o        through agents,

         o        to or through underwriters or dealers, or

         o        through a combination of these methods.

         The securities may be distributed at,

         o        a fixed price or prices, which may be changed,

         o        market prices prevailing at the time of sale,

         o        prices related to the prevailing market prices, or

         o        negotiated prices.

General

         Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us or any selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Agents

         We or any selling shareholders may designate agents to sell the securities. The agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or any selling shareholders may also sell securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the securities.

Underwriters

         If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

         Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

Dealers

         We or any selling shareholders may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

         We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

         We or any selling shareholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

         We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

         We or any selling shareholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

         Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

         Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying a fee for the copying costs. You may also call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is traded on The Nasdaq Stock Market and you may inspect the reports, proxy statements and other information we file with The Nasdaq Stock Market at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, Washington, D.C. 20006.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" certain of our publicly filed documents into this prospectus, which means that we may disclose material information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supersede this information. We will incorporate by reference the documents listed below and any additional documents we file with the SEC under Sections 13(a) or 14 of the Securities Exchange Act of 1934 until the offering of the securities is terminated. This prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information set forth in the registration statement.

         The following documents that we previously filed with the SEC are incorporated by reference:

                  (1) our Annual Report on Form 10-K for the fiscal year ended January 31, 2002 filed on May 1, 2002;

                  (2) our Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2002 filed on June 11, 2002;

                  (3) our Current Reports on Form 8-K filed on March 15, 2002 and June 7, 2002;

                  (4) our Proxy Statement dated May 16, 2002, relating to the 2002 Annual Meeting of Shareholders; and

                  (5) the description of our common stock which is contained under the caption "Description of the Registrant's Securities to be Registered" in our registration statement on Form 8-A filed with the SEC on September 4, 1997, as amended by the Amendment to Registration Statement on Form 8-A, filed with the SEC on September 30, 1997, and including any amendment or report filed for the purposes of updating such description.

         We will provide any person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless specifically incorporated by reference. You should direct any requests for documents to Elizabeth Arden, Inc., 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, Attention: Investor Relations.

                                  LEGAL MATTERS

         Legal matters relating to the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP.

                                     EXPERTS

         Our financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended January 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         Our consolidated financial statements at January 31, 2001 and for each of the two fiscal years ended January 31, 2001, incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended January 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the offerings described in this registration statement, all of which will be paid by the registrant. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

         Securities and Exchange Commission Registration Fee          $11,500
         Accounting Fees and Expenses                                  15,000
         Legal Fees                                                    50,000
                                                                       ------

         Total                                                        $76,500
                                                                      =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant has the authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by applicable law, as amended from time to time, the Registrant will indemnify any person who was or is a director or officer of the Registrant, or serves or served in such capacity with any other enterprise at the request of the Registrant, against all fines, liabilities, settlements, costs and expenses asserted against or incurred by such person in his capacity or arising out of his status as such officer or director. The Registrant may also indemnify employees or agents of the Registrant if the Registrant's Board of Directors so approves. This indemnification includes the right to advancement of expenses when allowed pursuant to applicable law.

         The provisions of the FBCA authorize a corporation to indemnify its officers and directors in connection with actions, suits and proceedings brought against them if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe the person's conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (1) a majority vote of a quorum consisting of directors who were not parties to the proceeding or a committee consisting solely of two or more directors not parties to the proceeding, (2) independent legal counsel selected by a majority vote of a quorum consisting of directors who were not parties to the proceeding or committee of directors (or selected by the full Board if a quorum or committee cannot be obtained), or (3) the affirmative vote of the majority of a quorum consisting of the corporation's shareholders who were not parties to the proceeding.

         The FBCA further provides that a corporation may make any other or further indemnity by resolution, bylaw, agreement, vote of shareholder or disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (1) a violation of criminal law, unless the person had reasonable cause to believe his conduct was lawful, (2) a transaction from which such person derived an improper personal benefit, (3) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder, or (4) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director's responsibilities under any other law, such as federal securities laws.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         The Registrant maintains directors' and officers' liability insurance for its directors and officers.

ITEM 16.  EXHIBITS

         The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.

Exhibit Number                        Description of Exhibits
--------------                        -----------------------

    1.1 The form of underwriting agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    3.1 Amended and Restated Articles of Incorporation of Elizabeth Arden, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form 8-K dated February 7, 2001 (Commission File No. 1-6370)).

    3.2          Amended and Restated By-laws of Elizabeth Arden, Inc.
                 (incorporated herein by reference to Exhibit 3.3 to the Registrant's Form 10-Q for the quarter ended October 31, 2000 (Commission File No. 1-6370)).

    4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 dated November 15, 2001 (Commission File No. 333-73416)).

    5.1          Opinion of Weil Gotshal & Manges LLP.

   23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2          Consent of Deloitte & Touche LLP, Independent Auditors.

   23.3          Consent of Weil Gotshal & Manges LLP (included in Exhibit 5.1).

   24 Power of Attorney (included on signature page of the Registration Statement).


ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions detailed in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami Lakes, State of Florida, on July 16, 2002.

                           ELIZABETH ARDEN, INC.

                           By:  /s/ E. Scott Beattie
                              ------------------------------------------------
                              E. Scott Beattie
                              Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Scott Beattie and Oscar E. Marina, or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                               Title                                      Date
----------                               -----                                      ----
/s/ E. Scott Beattie                     Chairman, President, Chief              July 16, 2002
-----------------------------------      Executive Officer and Director
E. Scott Beattie                            (Principal Executive Officer)

/s/ Stephen J. Smith                     Executive Vice President and Chief      July 12, 2002
-----------------------------------         Financial Officer
Stephen J. Smith                            (Principal Financial and
                                            Accounting Officer )

/s/ William M. Tatham                    Director                                July 9, 2002
-----------------------------------
William M. Tatham


/s/ J.W. Nevil Thomas                    Director                                July 8, 2002
-----------------------------------
J.W. Nevil Thomas


                                      s-1

/s/ Fred Berens                          Director                                July 5, 2002
-----------------------------------
Fred Berens


/s/ Richard C.W. Mauran                  Director                                July 4, 2002
-----------------------------------
Richard C.W. Mauran


/s/ George Dooley                        Director                                July 5, 2002
-----------------------------------
George Dooley


                                  EXHIBIT INDEX

Exhibit Number                       Description of Exhibits
--------------                       -----------------------

    3.1 Amended and Restated Articles of Incorporation of Elizabeth Arden, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form 8-K dated February 7, 2001 (Commission File No. 1-6370)).

    3.2          Amended and Restated By-laws of Elizabeth Arden, Inc.
                 (incorporated herein by reference to Exhibit 3.3 to the Registrant's Form 10-Q for the quarter ended October 31, 2000 (Commission File No. 1-6370)).

    4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 dated November 15, 2001 (Commission File No. 333-73416)).

    5.1          Opinion of Weil Gotshal & Manges LLP.

   23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2          Consent of Deloitte & Touche LLP, Independent Auditors.

   23.3          Consent of Weil Gotshal & Manges LLP (included in Exhibit 5.1).

   24 Power of Attorney (included on signature page of the Registration Statement).